N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP FIRST QUARTER HIGHLIGHTS

•	First Quarter Revenues of $48.7 Billion Grew 9.4% Year-Over-Year

•	Excluding ACA Individual Offerings, UnitedHealthcare Grew to Serve
2.5 Million More People in the Past 12 Months

•	Optum Earnings from Operations Grew 16%, With Every Optum Segment Reporting
Double-Digit Percentage Earnings Growth

•	Cash Flows from Operations were $6.5 Billion in First Quarter;
Adjusted Cash Flows from Operations were $2 Billion

•	First Quarter Net Earnings of $2.23 Per Share Grew 34% Year-Over-Year

•	First Quarter Adjusted Net Earnings of $2.37 Per Share Grew 31% Year-Over-Year

NEW YORK, NY (April 18, 2017) - UnitedHealth Group (NYSE: UNH) reported first quarter results, led by continued broad-based growth across the enterprise.

“Our focus on quality and consistency in everything we do for those we serve across the health system continues to strengthen our business each quarter. These efforts are driving consistent growth and strong bottom line performance across our businesses,” said Stephen J. Hemsley, chief executive officer of UnitedHealth Group.

UnitedHealth Group raised its financial outlook, now expecting 2017 revenues of approximately $200 billion, GAAP net earnings of $9.10 to $9.30 per share and adjusted net earnings of $9.65 to $9.85 per share. Management projects cash flows from operations of approximately $12 billion.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2017	2016	2016
Revenues	$48.7 billion	$44.5 billion	$47.5 billion
Earnings From Operations	$3.4 billion	$3.0 billion	$3.2 billion
Net Margin	4.5%	3.6%	3.5%

•
UnitedHealth Group’s first quarter 2017 revenues of $48.7 billion grew 9.4 percent or $4.2 billion year-over-year. UnitedHealthcare’s withdrawal from ACA Individual markets, combined with the 2017 health insurance tax deferral, reduced consolidated first quarter 2017 revenues by approximately $1.6 billion and lowered the revenue growth rate by 4.1 percent. These factors affect the comparability of first quarter results with prior periods throughout the financial statements.

•	First quarter earnings from operations grew 15 percent year-over-year to $3.4 billion. Adjusted net earnings per share grew 31 percent to $2.37 per share.

•
Cash flows from operations were $6.5 billion in first quarter 2017. Adjusted cash flows were $2.0 billion compared to $2.3 billion in first quarter 2016, as strong underlying cash flow growth was impacted by roughly $800 million of offsets from ACA-related factors referenced above.

•
The first quarter 2017 consolidated medical care ratio of 82.4 percent increased 70 basis points year-over-year, impacted by a 150 basis point increase from the health insurance tax moratorium offset by reduced levels of individual ACA business and other factors. Medical cost reserves developed favorably by $450 million in first quarter 2017, compared to $360 million in first quarter 2016.

•	The first quarter 2017 operating cost ratio of 14.4 percent decreased 80 basis points year-over-year, again due to the health insurance tax moratorium.

•
The first quarter 2017 income tax rate declined to 30 percent due to the insurance tax deferral, as well as increased stock-based compensation activity. The full year 2017 tax rate is now estimated to be 32.5 percent, down from a previous outlook of 34 percent to 34.5 percent.

•
First quarter 2017 days claims payable of 50 days decreased one day year-over-year and sequentially; first quarter days sales outstanding rose two days year-over-year and sequentially to 18 days, due to growth in government-based offerings.

•
Annualized return on shareholders’ equity increased 300 basis points year-over-year to approximately 22 percent in first quarter, while the debt to total capital ratio decreased 550 basis points year-over-year to 43.5 percent at March 31, 2017.

UnitedHealthcare provides global health care benefits, serving individuals and employers, Medicare and Medicaid beneficiaries and the nation’s military, retirees and their families.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2017	2016	2016
Revenues	$40.1 billion	$35.9 billion	$37.9 billion
Earnings From Operations	$2.1 billion	$1.9 billion	$1.4 billion
Operating Margin	5.3%	5.2%	3.7%

•
UnitedHealthcare’s first quarter 2017 revenues of $40.1 billion grew $4.2 billion or 11.8 percent year-over-year. UnitedHealthcare grew to serve 2.5 million more people year-over-year across its employer-sponsored, Medicare, Medicaid and international medical benefit offerings, partially offset by a reduction of 900,000 people served through individual products as the Company withdrew from virtually all ACA Individual markets. In the first quarter of 2017 UnitedHealthcare served 1.5 million more consumers, before a reduction of 765,000 people served through ACA Individual products, for net growth of 730,000 people.

•	First quarter 2017 earnings from operations for UnitedHealthcare of $2.1 billion increased 15 percent from 2016, driven by strong, diversified growth and increased operating margins.

UnitedHealthcare Employer & Individual

•	First quarter 2017 revenues of $12.7 billion were essentially flat year-over-year due to the previously disclosed ACA withdrawal and health insurance tax deferral effects.

•
UnitedHealthcare Employer & Individual first quarter 2017 underlying growth of 480,000 people served in commercial group plans was more than offset by a 765,000 member decline resulting from ACA Individual market withdrawals.

•	The Department of Defense extended UnitedHealthcare’s TRICARE service contract term through December 31, 2017.

UnitedHealthcare Medicare & Retirement

•	UnitedHealthcare Medicare & Retirement grew revenues by $2.5 billion or 17.7 percent year-over-year to $16.6 billion in first quarter 2017.

•
UnitedHealthcare served 8.7 million seniors with medical benefit products at first quarter end, growth of 12 percent year-over-year. In the first quarter of 2017, the business served 760,000 more seniors, including 675,000 through employer-sponsored group and individual Medicare Advantage products.

UnitedHealthcare Community & State

•
In the first quarter of 2017, UnitedHealthcare Community & State revenues of $8.9 billion grew $1.2 billion or 15.8 percent year-over-year, reflecting strong membership growth with an increasing mix of higher need individuals.

•	UnitedHealthcare Community & State served 310,000 more people in the first quarter, and is implementing awards in California, Missouri, Nebraska and Virginia this year.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using information, technology and clinical insights, Optum’s people help improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience and health system performance.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2017	2016	2016
Total Revenues	$21.2 billion	$19.7 billion	$22.2 billion
Earnings From Operations	$1.3 billion	$1.1 billion	$1.8 billion
Operating Margin	6.0%	5.6%	8.1%

•
In first quarter 2017, Optum revenues grew year-over-year by $1.6 billion or 7.9 percent to $21.2 billion. Optum’s operating margin of 6 percent improved 40 basis points year-over-year. First quarter earnings from operations increased by double-digit percentages for every reporting segment, and overall earnings from operations grew $173 million or 15.6 percent year-over-year to $1.3 billion.

▪
OptumHealth revenues of $4.7 billion grew $735 million or 18.4 percent year-over-year, driven by growth in care delivery, behavioral services and health financial services. OptumHealth serves approximately 85 million consumers - serving 6 million more people over the past year.

▪
OptumInsight revenues grew 10.6 percent to $1.8 billion in first quarter 2017, driven by growth in revenue management services, business process services and technology services. OptumInsight contract backlog grew by more than $0.5 billion from the end of 2016, finishing the first quarter at $13.1 billion.

▪
OptumRx first quarter 2017 revenues grew 4.7 percent year-over-year to $14.9 billion. OptumRx fulfilled 322 million adjusted scripts in first quarter 2017, an increase of 15 million scripts or 4.9 percent over the prior year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through May 2, 2017. The conference call replay can also be accessed by dialing 1-800-839-3735. This earnings release and the Form 8-K dated April 18, 2017 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., Brazilian and other jurisdictions regulations affecting the health care industry; the outcome of the Department of Justice’s legal actions relating to risk adjustment submission matters; assessments for insolvent payers under state guaranty fund laws; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue; reductions in revenue or delays to cash flows received under Medicare,

Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2017

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Premiums	$38,938	$34,811
Products	6,129	6,393
Services	3,434	3,140
Investment and other income	222	183
Total revenues	48,723	44,527
Operating costs
Medical costs	32,079	28,430
Operating costs	7,022	6,758
Cost of products sold	5,676	5,877
Depreciation and amortization	533	502
Total operating costs	45,310	41,567
Earnings from operations	3,413	2,960
Interest expense	(283)	(259)
Earnings before income taxes	3,130	2,701
Provision for income taxes	(939)	(1,074)
Net earnings	2,191	1,627
Earnings attributable to noncontrolling interests	(19)	(16)
Net earnings attributable to UnitedHealth Group common shareholders	$2,172	$1,611
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$2.23	$1.67
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$2.37	$1.81
Diluted weighted-average common shares outstanding	975	967
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash and short-term investments	$19,352	$13,275
Accounts receivable, net	9,595	8,152
Other current assets	12,042	12,452
Total current assets	40,989	33,879
Long-term investments	25,760	23,868
Other long-term assets	70,408	65,063
Total assets	$137,157	$122,810
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$17,650	$16,391
Commercial paper and current maturities of long-term debt	7,747	7,193
Other current liabilities	32,146	25,668
Total current liabilities	57,543	49,252
Long-term debt, less current maturities	26,154	25,777
Other long-term liabilities	7,798	7,592
Redeemable noncontrolling interests	1,667	2,012
Equity	43,995	38,177
Total liabilities, redeemable noncontrolling interests and equity	$137,157	$122,810

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net earnings	$2,191	$1,627
Noncash items:
Depreciation and amortization	533	502
Deferred income taxes and other	(46)	151
Share-based compensation	196	157
Net changes in operating assets and liabilities	3,582	(119)
Cash flows from operating activities	6,456	2,318
Investing Activities
Purchases of investments, net of sales and maturities	(1,339)	(2,073)
Purchases of property, equipment and capitalized software	(507)	(425)
Cash paid for acquisitions, net	(468)	(1,697)
Other, net	25	14
Cash flows used for investing activities	(2,289)	(4,181)
Financing Activities
Common share repurchases	(682)	(500)
Dividends paid	(596)	(477)
Net change in commercial paper and long-term debt	(189)	1,599
Other, net	2,992	880
Cash flows from financing activities	1,525	1,502
Effect of exchange rate changes on cash and cash equivalents	20	34
Increase (decrease) in cash and cash equivalents	5,712	(327)
Cash and cash equivalents, beginning of period	10,430	10,923
Cash and cash equivalents, end of period	$16,142	$10,596

Supplemental Schedule of Noncash Investing Activities:
Common stock issued for acquisition	$1,860	$-

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
UnitedHealthcare	$40,136	$35,900
Optum	21,237	19,684
Eliminations	(12,650)	(11,057)
Total consolidated revenues	$48,723	$44,527
Earnings from Operations
UnitedHealthcare	$2,134	$1,854
Optum (a)	1,279	1,106
Total consolidated earnings from operations	$3,413	$2,960
Operating Margin
UnitedHealthcare	5.3%	5.2%
Optum	6.0%	5.6%
Consolidated operating margin	7.0%	6.6%

Revenues
UnitedHealthcare Employer & Individual	$12,739	$12,820
UnitedHealthcare Medicare & Retirement	16,552	14,065
UnitedHealthcare Community & State	8,949	7,728
UnitedHealthcare Global	1,896	1,287

OptumHealth	$4,733	$3,998
OptumInsight	1,843	1,667
OptumRx	14,947	14,273
Optum eliminations	(286)	(254)
(a) Earnings from operations for Optum for the three months ended March 31, 2017 and 2016 included $332 and $300 for OptumHealth; $294 and $246 for OptumInsight; and $653 and $560 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2017	December 31, 2016	March 31, 2016
Commercial group:
Risk-based	7,695	7,470	7,115
Fee-based	19,155	18,900	18,945
Total commercial group	26,850	26,370	26,060
Individual	585	1,350	1,485
Fee-based TRICARE	2,860	2,860	2,880
Total Commercial	30,295	30,580	30,425
Medicare Advantage	4,305	3,630	3,530
Medicaid	6,200	5,890	5,450
Medicare Supplement (Standardized)	4,350	4,265	4,200
Total Public and Senior	14,855	13,785	13,180
Total UnitedHealthcare - Domestic Medical	45,150	44,365	43,605
International	4,165	4,220	4,065
Total UnitedHealthcare - Medical	49,315	48,585	47,670

Supplemental Data
Medicare Part D stand-alone	4,955	4,930	4,990

OPTUM PERFORMANCE METRICS

	March 31, 2017	December 31, 2016	March 31, 2016
OptumHealth Consumers Served (in millions)	85	83	79
OptumInsight Contract Backlog (in billions)	$13.1	$12.6	$11.0
OptumRx Quarterly Adjusted Scripts (in millions)	322	318	307

Note: UnitedHealth Group served 137 million unique individuals across all businesses at March 31, 2017.

UNITEDHEALTH GROUP

Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization.

Management believes that the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to that of other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. As such, quarterly operating cash flows determined in accordance with GAAP may occasionally include CMS premium payments for two months or four months. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE (a)

	Three Months Ended March 31,		Projected Year Ended December 31,
	2017	2016	2017
GAAP net earnings	$2,172	$1,611	$8,900 to $9,100
Intangible amortization	219	216	~890
Tax effect of intangible amortization	(82)	(76)	~(330)
Adjusted net earnings	$2,309	$1,751	$9,460 to $9,660

GAAP diluted earnings per share	$2.23	$1.67	$9.10 to $9.30
Intangible amortization per share	0.22	0.22	~0.90
Tax effect of intangible amortization per share	(0.08)	(0.08)	~(0.35)
Adjusted diluted earnings per share	$2.37	$1.81	$9.65 to $9.85
(a) GAAP and adjusted net earnings per share are attributable to UnitedHealth Group common shareholders.

ADJUSTED CASH FLOWS FROM OPERATIONS

Three Months Ended March 31,
2017
GAAP cash flows from operations	$6,456
Less: April CMS premium payments received in March	(4,442)
Adjusted cash flows from operations	$2,014